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            [LETTERHEAD OF JEFFERIES & COMPANY, INC. APPEARS HERE}




                     CONSENT OF JEFFERIES & COMPANY, INC.

                                            February 10, 1997


Board of Directors
Phar-Mor, Inc.
20 Federal Plaza West
Youngstown, OH  44503

Ladies and Gentlemen:

        We hereby consent to the inclusion of our fairness opinion addressed to the Board of Directors of Phar-Mor, Inc. appearing as Annex C to the Proxy Statement/Prospectus which is a part of the Registration Statement on Form S-4 (No. 333-14051) of Cabot Noble, Inc. (the "Registration Statement"), and to the references of our firm therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                            Sincerely,

                                            JEFFERIES & COMPANY, INC.


                                            By: /s/ Joseph J. Radecki, Jr.
                                               ---------------------------
                                            Name:  Joseph J. Radecki, Jr.
                                            Title: Executive Vice President